Registration No. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                                   ANSYS, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                      04-3219960
   (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                       Identification No.)

   275 Technology Drive-Southpointe
       Canonsburg, Pennsylvania                                 15317
(Address of principal executive offices)                      (Zip Code)

                        1996 STOCK OPTION AND GRANT PLAN
                            (Full title of the plan)

                              James E. Cashman III
                      President and Chief Executive Officer
                                   ANSYS, Inc.
                        275 Technology Drive-Southpointe
                         Canonsburg, Pennsylvania 15317
                     (Name and address of agent for service)

                                 (724) 514-3064
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
=================================================================================================

      Title of                           Proposed maximum     Proposed maximum       Amount of
     securities        Amount to be       offering price          aggregate        registration
 to be registered      registered(1)       per share(2)        offering price          fee
------------------------------- ------------------- ---------------------- ----------------------
Common Stock,        1,000,000 shares        $18.71             $18,710,000         $4,677.50
par value
$.01 per share

=================================================================================================

       (1) This Registration Statement also relates to such indeterminate number of additional shares of ANSYS, Inc. Common Stock as may be required in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock or other similar event

       (2)   Estimated  solely for the purpose of calculating  the  registration fee pursuant to Rule 457(h).  The fee is  calculated on the basis of the average of the high and low prices for the Common Stock of ANSYS,  Inc. on September 10,
2001 as reported on the Nasdaq National Market.
-----------------------------------------------------------------------------------------------------------------------------

         The earlier Registration Statements on Form S-8 filed by ANSYS, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") on July 23, 1996 (File No. 333-08613), pertaining to the Registrant's 1996 Stock Option and Grant Plan and Employee Stock Purchase Plan, and July 17, 1998 (File No. 333-08613), pertaining to the Registrant's 1996 Stock Option and Grant Plan, are hereby incorporated by reference. This incorporation is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

         EXHIBIT NO.                      DESCRIPTION
         -----------                      -----------


            5.1 Opinion of David Secunda, Esq., regarding the legality of the securities registered hereunder.

            23.1      Consent of PricewaterhouseCoopers LLP.

            23.2 Consent of David Secunda, Esq. (included in the Opinion filed as Exhibit 5.1).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canonsburg, Pennsylvania, on this 12th day of September, 2001.

                                     ANSYS, INC.


                                     By: /s/ James E. Cashman III
                                         ---------------------------------
                                         James E. Cashman III
                                         President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of ANSYS, Inc. hereby constitutes and appoints James E. Cashman III and Maria T. Shields, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including post-effective amendments and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:


        SIGNATURE                               CAPACITY                            DATE
        ---------                               --------                            ----

/s/ James E. Cashman III           President and Chief Executive Officer     September 12, 2001
------------------------           (Principal Executive Officer)
James E. Cashman III

/s/ Maria T. Shields               Chief Financial Officer, Vice             September 12, 2001
--------------------               President, Finance and Administration
Maria T. Shields                   (Principal Financial Officer and
                                   Accounting Officer)

/s/ Peter J. Smith                 Chairman of the Board of Directors        September 12, 2001
------------------
Peter J. Smith

/s/ Jacqueline C. Morby            Director                                  September 12, 2001
-----------------------
Jacqueline C. Morby

/s/ Roger J. Heinen, Jr.           Director                                  September 12, 2001
------------------------
Roger J. Heinen, Jr.

/s/ John F. Smith                  Director                                  September 12, 2001
-----------------
John F. Smith

/s/ Patrick J. Zilvitis            Director                                  September 12, 2001
-----------------------
Patrick J. Zilvitis
                                                                             September 12, 2001
/s/ Bradford C. Morley             Director
----------------------
Bradford C. Morely


                                  EXHIBIT INDEX


                                                                    SEQUENTIAL
EXHIBIT NO.                 DESCRIPTION                            PAGE NUMBER
-----------                 -----------                            ------------

   5.1        Opinion of David Secunda, Esq., regarding the             6
              legality of the securities registered hereunder.

   23.1       Consent of PricewaterouseCoopers LLP.                     7

   23.2       Consent of David Secunda, Esq. (included in               6
              the Opinion filed as Exhibit 5.1).